UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  August 30, 2016

EnergyTEK Corp.
(Exact name of registrant as specified in its charter)

Nevada	814-00175	86-0490034
(State or other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7960 E. Camelback, #511 Scottsdale, AZ	85251
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code: (480) 663-8118

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

Effective August 30, 2016, EnergyTEK Corp., a Nevada corporation (the "Company"), issued an institutional investor a note (the "Note") evidencing a loan in the amount of $30,000 with a maturity of September 30, 2016. The Note does not accrue interest except in the event of default, in which case it will accrue annual interest in the amount of 18%. In the event of default, the Note will be convertible into 2,667 shares of a new series of preferred stock of the Company which will be designated the Series A-2 Convertible Preferred Stock, par value $0.01 per share (the "Series A-2"). If designated, the Series A-2 will have identical terms to, and be pari passu with, the Company's previously issued Series A-1 Convertible Preferred Stock.

The Company loaned all proceeds from issuance of the Note to the target of a potential merger transaction currently being negotiated by the Company. The loan to the potential merger target is interest free, except in the event of default, and matures September 30, 2016. The Company cannot make any assurances as to if, or when, the proposed merger transaction will close.

The Note and shares issuable upon conversion have not been registered under the Securities Act of 1933 (the "Act") and were issued and sold in reliance upon the exemption from registration contained in Section 4(a)(2) of the Act and Rule 506(b) promulgated thereunder. These shares may not be offered or sold in the United States in the absence of an effective registration statement or exemption from the registration requirements under the Act.

Item 3.02 Unregistered Sales of Equity Securities.

The disclosure included under Item 1.01, above, is incorporated by reference herein.

Item 9.01 Financial Statements and Exhibits.

Exhibit No. Description
10.1	Form of Note

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

EnergyTEK Corp.

Date: September 6, 2016	By:	/s/ Jonathan R. Read
	Name:	Jonathan R. Read
	Title:	Chief Executive Officer